UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 17, 2009

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Blockbuster Inc. (the “Company”) announced today that it entered into a purchase agreement with respect to the sale of $675 million aggregate principal amount of 11.75% senior secured notes due 2014 at an issue price of 94.0% (the “Notes”).

The Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside the U.S. pursuant to Regulation S under the Securities Act. The Notes will be senior secured obligations and will be guaranteed by the Company’s domestic subsidiaries. The Notes and the guarantees will be secured by first-priority liens on substantially all of the Company’s and the guarantors’ assets.

The purchase agreement contains customary representations, warranties and agreements by the Company. In addition, the Company has agreed to indemnify the initial purchaser against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchaser may be required to make in respect of those liabilities. Furthermore, the Company has agreed with the initial purchaser not to offer or sell any debt securities issued or guaranteed by the Company for a period of 90 days after the date of the purchase agreement without the prior written consent of the initial purchaser. Subject to customary closing conditions, the sale of the Notes is expected to close on or about October 1, 2009.

The Company plans to use the net proceeds of the Notes to repay all indebtedness outstanding under the Company’s revolving credit facility and Term Loan B, and its revolving asset-based loan facility in Canada, fund fees and expenses of the transaction and for general corporate purposes.

The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

On September 17, 2009, the Company issued a press release announcing its intention to offer the Notes, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated September 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date:	September 18, 2009	By:	/s/ Thomas M. Casey
Thomas M. Casey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 17, 2009.